Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated April 28, 2003 (except for paragraph (d) of Note 17, as to which the date is May 6, 2003), accompanying the financial statements of BioProgress Technology International, Inc. contained in the Form F-4 Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/    GRANT THORNTON

Cambridge, England

May 16, 2003